Exhibit 99.1

IDEXX Laboratories Elects Lawrence D. Kingsley to Board of Directors

WESTBROOK, Maine, Oct. 19, 2016 /PRNewswire/ -- IDEXX Laboratories, Inc. (NASDAQ: IDXX) today announced the unanimous election of Lawrence D. Kingsley as a member of the Company's Board of Directors, effective today. In connection with Mr. Kingsley's election, the Board also increased its size from 9 to 10, effective today.

Mr. Kingsley served as Chairman, President and Chief Executive Officer of Pall Corporation from 2013 to 2015, and as its President and Chief Executive Officer from 2011 to 2013. Prior to joining Pall Corporation, he was the Chairman, President and Chief Executive Officer of IDEX Corporation from 2006 to 2011, as its President and Chief Executive Officer from 2005 to 2006, and as its Chief Operating Officer prior to that. In addition, he has been a director of Polaris Industries Inc. since 2016 and Rockwell Automation Corporation since 2013, and served as a director of Cooper Industries plc (formerly Cooper Industries Ltd.) from 2007 to 2012.

"We are delighted to welcome Larry to our Board of Directors," said Jonathan Ayers, the Company's Chairman of the Board and Chief Executive Officer. "Larry's extensive executive management and operational experience leading high tech, high-growth public companies will serve the Company and our shareholders well as we look to continue enduring, profitable growth in our business both in the U.S. and internationally."

"IDEXX has a terrific track record for innovation in extremely attractive global markets," said Mr. Kingsley. "I am excited to join the Board of this dynamic company and look forward to working closely with Jon and the other IDEXX Board members to achieve the Company's goals and continue to build long-term value for our shareholders."

Mr. Kingsley was also appointed by the Board to serve, effective October 19, 2016, on the Compensation and Finance Committees of the Board.

Since May 2016, Mr. Kingsley has been an Advisory Director to Berkshire Partners LLC, a Boston-based investment firm. Prior to joining IDEX Corporation in 2004, Mr. Kingsley held management positions of increasing responsibility at Danaher Corporation, Kollmorgen Corporation and Weidmuller Incorporated. Mr. Kingsley holds an undergraduate degree in Industrial Engineering and Management from Clarkson University and an M.B.A. from the College of William and Mary.

About IDEXX Laboratories
IDEXX Laboratories, Inc. is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs more than 7,000 employees and offers products to customers in over 200 countries.

Note Regarding Forward-Looking Statements
This news release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expects," "may," "anticipates," "intends," "would," "will," "plans," "believes," "estimates," "should," and similar words and expressions. These forward-looking statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the Company pursuant to United States securities laws contain discussions of these risks and uncertainties. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review the Company's filings with the United States Securities and Exchange Commission (which are available from the SEC's EDGAR database at www.sec.gov/, at various SEC reference facilities in the United States and via the Company's website at www.idexx.com).

Contact: Kerry Bennett, Vice President, Investor Relations, (207) 556-3973

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